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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-72633, 333-35042 and 333-35040) and Form S-3 (No. 333-60890) of PurchaseSoft, Inc. of our report dated July 3, 2001, except as to Note 1 and Note 10, which are as of August 29, 2001, relating to the financial statements, which appears in this Annual Report on Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
August 29, 2001